                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Arizona Rent-A-Car Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Arizona Rent-A-Car Systems, Inc. and Subsidiary as of February 28, 1995 and 1994, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arizona Rent-A-Car Systems, Inc. and Subsidiary as of February 28, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



Michael Silver & Company
Certified Public Accountants
Skokie, Illinois
April 28, 1995

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                                 FEBRUARY 28,

                                    ASSETS

                                                                   1995           1994
                                                             --------------  ------------
Cash .......................................................   $   775,430    $   947,274
Accounts receivable (less allowance for doubtful accounts
 of $82,549 in 1995 and $60,473 in 1994) ...................     5,339,915      5,437,417
Used vehicle inventory .....................................     1,392,111      1,755,424
Prepaid expenses ...........................................     2,042,836      1,451,118
Other assets ...............................................       276,850        222,964
Goodwill, net of amortization ..............................       448,400        468,005
Cash surrender value of officer's life insurance  ..........       182,271             --
Refundable income taxes ....................................       997,862             --
Other intangibles, net of amortization .....................        39,777         57,014
                                                             --------------  ------------
                                                                11,495,452     10,339,216
                                                             --------------  ------------
Rental vehicles ............................................    80,731,269     82,383,566
 Less: accumulated depreciation ............................     5,011,996      6,146,561
                                                             --------------  ------------
                                                                75,719,273     76,237,005
                                                             --------------  ------------
Net property and equipment .................................     7,024,680      7,016,851
                                                             --------------  ------------
  TOTAL ASSETS .............................................   $ 94,239,405   $93,593,072
                                                             ==============  ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES
 Cash overdraft ......................................   $   952,572   $        --
 Notes payable -- rental vehicles ....................    76,694,826    76,816,488
 Notes payable -- floor plan .........................     1,026,837     1,062,089
 Notes payable -- other ..............................     1,488,123     1,682,473
 Accounts payable -- trade ...........................     1,191,664     1,501,909
 Accounts payable -- other ...........................        49,496       150,735
 Accrued expenses ....................................     1,468,983     1,191,223
 Self-insurance reserve ..............................     1,330,592     1,373,192
 Other liabilities ...................................       642,246       611,145
 Income taxes payable ................................            --       349,786
 Deferred income taxes ...............................     2,175,000     1,495,000
                                                       -------------  ------------
  TOTAL LIABILITIES ..................................    87,020,339    86,234,040
                                                       -------------  ------------
STOCKHOLDERS' EQUITY
 Common stock -- no par value; 2,000 shares
 authorized;
  667 shares issued and outstanding ..................        66,668        66,668
 Additional paid-in capital ..........................       493,343       493,343
 Retained earnings ...................................     6,659,055     6,799,021
                                                       -------------  ------------
  TOTAL STOCKHOLDERS' EQUITY .........................     7,219,066     7,359,032
                                                       -------------  ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  ........   $94,239,405   $93,593,072
                                                       =============  ============

  The accompanying notes are an integral part of these financial statements.

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                       FOR THE YEARS ENDED FEBRUARY 28,

                                                1995            1994
                                          --------------  --------------
REVENUE .................................  $ 70,707,352    $ 65,337,758
DIRECT EXPENSES .........................    45,979,404      39,116,367
                                          --------------  --------------
GROSS PROFIT ............................    24,727,948      26,221,391
OPERATING EXPENSES ......................    24,916,491      24,871,689
                                          --------------  --------------
INCOME (LOSS) BEFORE PROVISION (BENEFIT)
 FOR INCOME TAXES .......................      (188,543)      1,349,702
PROVISION (BENEFIT) FOR INCOME TAXES  ...       (48,577)        765,062
                                          --------------  --------------
NET INCOME (LOSS) .......................      (139,966)        584,640
RETAINED EARNINGS, BEGINNING OF YEAR  ...     6,799,021       6,214,381
                                          --------------  --------------
RETAINED EARNINGS, END OF YEAR ..........  $  6,659,055    $  6,799,021
                                          ==============  ==============

The accompanying notes are an integral part of these financial statements.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED FEBRUARY 28,

                                                                          1995             1994
                                                                    ---------------  ---------------
INCREASE (DECREASE) IN CASH
 Cash flows from operating activities:
  Net income (loss)  ..............................................  $    (139,966)   $     584,640
                                                                    ---------------  ---------------
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Depreciation and amortization  ................................     14,102,116       16,998,106
    Gain on sale of rental vehicles  ..............................     (2,570,157)      (7,723,219)
    Increase/(decrease) in deferred income taxes  .................        680,000           80,000
    Changes in operating assets and liabilities:
     (Increase)/decrease in:
      Accounts receivable  ........................................         97,502         (644,853)
      Used vehicle inventory  .....................................        363,313       (1,755,424)
      Prepaid expenses  ...........................................       (591,718)        (542,748)
      Other assets  ...............................................        (68,874)           5,731
      Cash surrender value of officer's life insurance  ...........       (182,271)              --
      Refundable income taxes  ....................................       (997,862)              --
     Increase/(decrease) in:
      Cash overdraft  .............................................        952,572       (2,062,023)
      Accounts payable, accrued expenses and other liabilities            (145,223)       1,022,845
      Income taxes payable  .......................................       (349,786)         334,962
                                                                    ---------------  ---------------
       TOTAL ADJUSTMENTS  .........................................     11,289,612        5,713,377
                                                                    ---------------  ---------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES  .................     11,149,646        6,298,017
                                                                    ---------------  ---------------
    Cash flows from investing activities:
     Proceeds from sale of rental vehicles  .......................     82,437,479       95,772,476
     Purchases of rental vehicles  ................................   (104,331,473)     (83,613,922)
     Purchases of property and equipment  .........................       (676,201)      (1,290,798)
                                                                    ---------------  ---------------
       NET CASH PROVIDED BY (USED IN)        INVESTING ACTIVITIES      (22,570,195)      10,867,756
                                                                    ---------------  ---------------
    Cash flows from financing activities:
     Proceeds from issuance of debt  ..............................    107,866,534       91,765,451
     Payment of debt  .............................................    (96,582,577)    (109,161,886)
     Net borrowings of notes payable -- floor plan  ...............        (35,252)       1,062,089
                                                                    ---------------  ---------------
       NET CASH PROVIDED BY (USED IN)        FINANCING ACTIVITIES       11,248,705      (16,334,346)
                                                                    ---------------  ---------------
NET INCREASE (DECREASE) IN CASH  ..................................       (171,844)         831,427
CASH -- BEGINNING OF YEAR  ........................................        947,274          115,847
                                                                    ---------------  ---------------
CASH -- END OF YEAR  ..............................................  $     775,430    $     947,274
                                                                    ===============  ===============
Supplemental disclosures of cash flow information:
 Cash paid during the year for:
  Interest  .......................................................  $   5,140,244    $   4,137,690
                                                                    ===============  ===============
  Income taxes  ...................................................  $     619,071    $     350,100
                                                                    ===============  ===============

Non-cash investing and financing activities:
    The Company acquired vehicles under capital lease agreements totalling $7,841,772 and $22,657,544 in the years ended February 28, 1995 and 1994, respectively. The Company also disposed of vehicles, with a net book value of $19,441,741, under capital lease agreements during the year ended February 28, 1995.

The accompanying notes are an integral part of these financial statements.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements include the accounts of the Arizona Rent-A-Car Systems, Inc. and BRAC Car Sales, Inc., a wholly owned subsidiary (the Company). All significant inter-company accounts and transactions have been eliminated.

   Arizona Rent-A-Car Systems, Inc. operates as the exclusive licensee of Budget Rent-A-Car Corporation for the state of Arizona. The Company is obligated to pay certain monthly fees and meet certain other requirements defined in the agreement. BRAC Car Sales, Inc. commenced operations on May 1, 1993 and is a retailer of used vehicles in the Phoenix, Arizona metropolitan area.

   Rental vehicles, and property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over their useful lives ranging from three to thirty-nine and one-half years.

   Used vehicle inventory is recorded at the lower of cost or market using the specific identification method.

   Goodwill represents the excess of purchase price over the fair value of identifiable net assets acquired and is being amortized using the straight-line method over forty years. Other intangibles represent acquisition costs of sub-franchisees allocated to franchise agreements, customer lists and other items, and are being amortized on the straight-line method over their estimated lives, ranging from five to ten years.

   Deferred income taxes are provided in amounts sufficient to give effect to timing differences between financial and tax reporting, principally related to depreciation of rental vehicles and property and equipment, self-insurance reserves and income tax credit carryforwards.

   Certain amounts reflected on the financial statements for 1994 have been reclassified to the presentation for 1995 without affecting the amounts previously reported for net income or stockholders' equity.

NOTE 2 -- CHANGE IN ACCOUNTING ESTIMATE

   During the year ended February 28, 1995, the Company revised the estimated rate of depreciation of capital assets. If the Company would have continued to use the prior depreciation rates the Company's net loss before income taxes would have been increased by approximately $750,000.

NOTE 3 -- ACCOUNTS RECEIVABLE

   Accounts receivable consisted of the following as of February 28:

                                              1995           1994
                                         -------------  -------------
Trade ..................................  $ 1,953,290     $2,316,137
Unbilled revenues ......................      929,271        922,065
Vehicle sales -- rental ................    2,342,215      1,881,904
Vehicle purchase incentives ............      140,337        315,940
Warranty and maintenance ...............       57,351         61,844
                                         -------------  -------------
  Total ................................    5,422,464      5,497,890
 Less: allowance for doubtful accounts         82,549         60,473
                                         -------------  -------------
  ACCOUNTS RECEIVABLE ..................  $ 5,339,915     $5,437,417
                                         =============  =============

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

NOTE 4 -- PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following as of February 28:

                                                        1995           1994
                                                   -------------  -------------
Land .............................................   $ 1,303,267   $ 1,303,267
Buildings ........................................     3,493,293     3,327,168
Leasehold improvements ...........................     1,604,578     1,443,023
Furniture and fixtures ...........................       433,965       414,713
Signs ............................................       201,776       174,336
Equipment ........................................     2,682,713     2,412,604
Computer software ................................       658,193       626,837
                                                   -------------  -------------
                                                      10,377,785     9,701,948
 Less: accumulated depreciation and amortization       3,353,105     2,685,097
                                                   -------------  -------------
  NET PROPERTY AND EQUIPMENT .....................   $ 7,024,680   $ 7,016,851
                                                   =============  =============

   Depreciation expense on property and equipment was $668,252 and $618,015 for the years ended February 28, 1995 and 1994, respectively.

NOTE 5 -- NOTES PAYABLE -- RENTAL VEHICLES

   Following is a summary of notes payable -- rental vehicles as of February 28:

                                  1995            1994
                            --------------  --------------
Notes payable .............   $ 68,829,854    $ 54,525,008
Capital lease obligations        7,864,972      22,291,480
                            --------------  --------------
  Total ...................   $ 76,694,826    $ 76,816,488
                            ==============  ==============

   Notes payable are short-term borrowings with various lenders under financing commitments totalling $115,000,000 and $145,000,000 at February 28, 1995 and 1994, respectively. The note agreements provide for principal payments ranging from 1 1/2 % to 3% of the original note balance per month, but may be accelerated upon the occurrence of certain events including the sale of vehicles. The notes bear interest on formulas based on prime or the federal reserve 30-day direct commercial paper rate. The rates ranged from 8.55% to 10.75% and 6.00% to 6.75% as of February 28, 1995 and 1994,
respectively. The notes are secured by rental vehicles and all inventories and receivables. The Company is responsible for certain financial ratios under the terms of their loan agreements. Waivers have been granted for those ratios not satisfied as of February 28, 1995. One lender, whose line of credit was $25,000,000 and had outstanding borrowings of $20,702,528 at February 28, 1995, has subsequently advised the Company that they will no longer fund any additional borrowings.

   The Company has signed an inter-creditor agreement with all of its vehicle lenders. This agreement generally provides for the prioritizing of debt repayment and security interests.

   The Company also entered into a capital lease agreement on December 1, 1994 to acquire rental vehicles up to an aggregate obligation of $20,000,000. This agreement calls for lease terms, determined on an individual vehicle basis, of six months with no additional vehicle leases allowed to be entered into after February 28, 1995. The Company is obligated to make monthly rental payments which are computed in a manner similar to that used in determining the principal and interest payments due under the Company's lending agreement with this lessor. At the conclusion of the lease, the Company is guaranteeing certain residual values as defined in the lease.

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

NOTE 5 -- NOTES PAYABLE -- RENTAL VEHICLES  (Continued)
    The Company is accounting for this lease as a capital lease whereby upon lease inception it records the cost of the related rental vehicles and the entire lease obligation including the residual guarantee.

   Following is a summary of vehicles under this capital lease as of February
28:

                                      1995            1994
                                 -------------  --------------
Vehicle cost ...................   $ 7,975,860    $ 22,063,770
Less: accumulated depreciation         213,818         532,963
                                 -------------  --------------
  Net ..........................   $ 7,762,042    $ 21,530,807
                                 =============  ==============

   Interest expense on this debt and capital lease obligation was $5,081,542 and $3,893,650 for the years ended February 28, 1995 and 1994, respectively.

NOTE 6 -- NOTES PAYABLE -- OTHER

   Notes payable -- other consisted of the following as of February 28:

                                                                    1995           1994
                                                               -------------  -------------
Mortgages on various real estate properties requiring monthly principal payments of $28,950 plus interest. These debts
 have expiration dates ranging from 1996 to 1998, are secured by the related properties, and bear interest at rates
 ranging from 9.25% to 11.75% and 6.25% to 8.75% as of
 February 28, 1995 and 1994, respectively ....................   $ 1,165,859    $ 1,496,839
Loan from stockholder (See Note 8) ...........................       322,264        100,674
Notes payable on insurance premiums was secured by unearned
 premiums and unpaid claims, and beared interest at 6.61% as
 of February 28, 1994 ........................................            --         84,960
                                                               -------------  -------------
  TOTAL NOTES PAYABLE -- OTHER ...............................   $ 1,488,123    $ 1,682,473
                                                               =============  =============

   The Company entered into a $2,000,000 line of credit agreement whereby it may borrow up to such amount for reasons other than the purchase of rental vehicles. The agreement calls for principal payment on demand, interest payment at prime rate plus 1% and is collateralized by a blanket lien on the assets of the Company. No amounts were outstanding as of February 28, 1995.

   Interest expense on the above debt was $145,645 and $166,133 for the years ended February 28, 1995 and 1994, respectively; of which $16,512 and $12,894 was related to the loan from stockholder for the years ended February 28, 1995 and 1994, respectively.

NOTE 7 -- NOTES PAYABLE -- FLOOR PLAN

   The Company entered into an agreement whereby it may borrow up to $4,000,000 for the purpose of acquiring used vehicles for resale. The agreement calls for per vehicle limitations based on the value and age of the vehicles, monthly interest payments at prime rate plus .75%, 9.75% as of February 28, 1995 and prime rate plus 1 1/2 %, 7 1/2 % as of February 28, 1994, and is collateralized by the financed vehicles, virtually all other assets of BRAC Car Sales, Inc. and a personal guarantee of the majority stockholder of Arizona Rent-A-Car Systems, Inc. The Company incurred interest expense of $146,007 and $87,991 under this loan during the years ended February 28, 1995 and 1994, respectively.

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

NOTE 8 -- TRANSACTIONS WITH RELATED PARTIES

   The Company is obligated under a promissory note payable to the principal stockholder. This note is due on demand and bears interest at the prime rate plus .50%.

   The Company leases certain facilities from related entities. These leases expire in September 1995 and January 2003, and require base monthly rentals of $30,000. The Company is responsible for additional rentals based on a percentage of monthly revenues in excess of those defined in the leases, as well as real estate taxes. Rent expense on these locations was $590,050 and $531,689 for the years ended February 28, 1995 and 1994, respectively. The amount for the year ended February 28, 1995 includes sublease rentals of $48,000 and an accrued loss on subleases of $21,600.

NOTE 9 -- SELF-INSURANCE RESERVE

   The Company self-insures a substantial portion of its vehicle liability insurance claims. The Company has recorded a self-insurance reserve of $1,330,592 and $1,373,192 as of February 28, 1995 and 1994, respectively as its estimate of loss exposure for claims incurred, but not settled as of those dates.

NOTE 10 -- INCOME TAXES

   The components of the provision (benefit) for income taxes are as follows for the years ended February 28:

                                                                    1995             1994
                                                              ---------------  ---------------
Current .....................................................    $  (730,000)     $   685,062
Deferred ....................................................        681,423           80,000
                                                              ---------------  ---------------
 PROVISION (BENEFIT) FOR INCOME TAXES .......................    $   (48,577)     $   765,062
                                                              ===============  ===============
The deferred tax liability consisted of the following as of February 28:

                                                                    1995             1994
                                                              ---------------  ---------------
Net deferred tax liabilities resulting primarily from tax
 and financial reporting differences in recording
 depreciation on rental vehicles and property and equipment     $ (4,345,000)    $ (3,145,000)
Net deferred tax asset resulting primarily from
 nondeductible self-insurance reserves, bad debt allowances
 and deferred compensation ..................................        695,000          700,000
Net deferred tax asset resulting from net operating loss and
 credit carryforwards .......................................      1,475,000          950,000
                                                              ---------------  ---------------
  NET DEFERRED TAX LIABILITY ................................   $ (2,175,000)    $ (1,495,000)
                                                              ===============  ===============

   As of February 28, 1995, the Company had alternative minimum tax credit carryforward for income tax purposes of approximately $990,000, which has an indefinite carryforward period, and general business tax credit carryovers of approximately $280,000, which expire through 2001.

   The income tax provisions for the years ended February 28, 1995 and 1994 do not bear the customary relationship to the federal statutory rate due to state taxes, permanent nondeductible expenses and adjustments to the estimates used in computing the income tax provision for the previous year.

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

 NOTE 11 -- LEASE COMMITMENTS

   The Company is leasing certain location facilities from related entities under leases that expire in September 1995 and January 2003 (See Note 8).

   The Company leases the land for its major airport facility from the city of Phoenix under a noncancellable lease expiring in the year 2004. The base annual rental is $160,860 with annual increases based on changes in the Consumer Price Index.

   The Company has a license to operate as an auto rental agency in the Phoenix Sky Harbor International Airport which expires on October 31, 2000. Rents due under this agreement are the greater of 10% of gross receipts, or annual minimum rentals of $2,612,000. In addition, the Company is leasing parking space and other related facilities for $325,000 per year.

   The Company leases additional rental locations on a month-to-month basis which call for payment of fixed amounts and contingent percentage rentals.

   Future minimum lease payments under all operating leases are as follows:

 YEARS ENDING
FEBRUARY 28
- ---------------------------------
1996 ............................  $ 3,150,660
1997 ............................    3,091,692
1998 ............................    3,074,660
1999 ............................    3,074,660
2000 ............................    3,074,660
Thereafter ......................    3,211,449
                                  ------------
                                   $18,677,781
                                  ============

   Total minimum future rental payments have not been reduced by $96,000 of sublease rentals to be received in the future under non-cancelable subleases.

   Total rent expense on all operating leases for rental locations was $3,910,171 and $3,820,532 for the years ended February 28, 1995 and 1994, respectively.

NOTE 12 -- RETIREMENT PLANS

   The Company has a defined contribution employee profit sharing plan. All employees of the Company are eligible upon satisfying entrance requirements. Contributions, not to exceed 15% of qualified compensation, are at the discretion of management. The Company made no contribution for the year ended February 28, 1995. The Company's contribution to the Plan was $100,000 for the year ended February 28, 1994.

   The Company has also instituted a 401(k) retirement plan whereby all eligible employees may make contributions to the Plan. The Plan also provides for discretionary Company contributions. The Company made contributions of $29,179 and $28,977 during the years ended February 28, 1995 and 1994, respectively.

NOTE 13 -- STOCK REPURCHASE AND BUY/SELL AGREEMENTS

   The Company has entered into a stock redemption agreement with its principal stockholder. This agreement provides, that upon the death of its principal stockholder, his stock may be purchased by the Company for a price defined in the agreement.

               ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          FEBRUARY 28, 1995 AND 1994

NOTE 13 -- STOCK REPURCHASE AND BUY/SELL AGREEMENTS  (Continued)

    The Company also has entered into buy/sell agreements with two minority stockholders, which provide that in the event of death of either of these stockholders, the Company is given the option to purchase all of their Company stock under terms provided in the agreement.

NOTE 14 -- OTHER CONTINGENCIES

   As of February 28, 1995, cash deposits in certain banks exceeded Federal Deposit Insurance Corporation insured limits by approximately $930,000.

NOTE 15 -- SUBSEQUENT EVENTS

   On May 1, 1995 BRAC Car Sales Inc., the subsidiary of the Company, ceased operations. A formal plan to dispose of all of the subsidiary's assets has not yet been adopted. The loss on disposal cannot be estimated within reasonable limits at this time. The Company has reported unaudited losses for the period of March 1, 1995 through April 30, 1995 of approximately $120,000.

   The balance sheet of the subsidiary was comprised of the following as of February 28, 1995:

                   ASSETS
Cash .......................................   $   475,124
Used vehicle inventories ...................     1,356,716
Accounts receivable and other assets  ......       376,620
Net property and equipment .................       393,283
                                             -------------
 TOTAL ASSETS ..............................   $ 2,601,743
                                             =============
    LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable ..............................   $ 1,026,837
Intercompany payable .......................     2,229,473
Other liabilities ..........................       351,312
                                             -------------
 TOTAL LIABILITIES .........................     3,607,622
                                             -------------
Stockholder's Equity .......................    (1,005,879)
                                             -------------
 TOTAL LIABILITIES AND STOCKHOLDERS EQUITY     $ 2,601,743
                                             =============

   The subsidiary had future minimum lease rentals as follows:

 YEARS ENDING
FEBRUARY 28
- ---------------------------------
1996 ............................  $  288,000
1997 ............................     288,000
1998 ............................     288,000
1999 ............................     288,000
2000 ............................     288,000
Thereafter ......................     840,000
                                  -----------
                                   $2,280,000
                                  ===========

   These future minimum lease rentals have not been offset by existing subleases for $96,000.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Arizona Rent-A-Car Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Arizona Rent-A-Car Systems, Inc. and Subsidiary as of February 29, 1996 and February 28, 1995, and the related consolidated statements of loss and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arizona Rent-A-Car Systems, Inc. and Subsidiary as of February 29, 1996 and February 28, 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of computing depreciation for rental vehicles in 1996.




Michael Silver & Company
Certified Public Accountants
Skokie, Illinois
May 3, 1996

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS




                                    ASSETS

                                                                    February 29, 1996    February 28, 1995
                                                                    -----------------    -----------------
   Cash                                                                $   571,229          $   775,430
   Trade and vehicle receivables (net of allowance for
     doubtful accounts of $315,790 in 1996 and $82,549
     in 1995)                                                            3,065,846            5,339,915
   Used vehicle inventory                                                      -              1,392,111
   Prepaid expenses                                                      1,307,981            2,042,836
   Other assets                                                             83,127              276,850
   Goodwill, net of amortization                                           428,795              448,400
   Cash surrender value of officer's life insurance                            -                182,271
   Refundable income taxes                                                     -                997,862
   Deferred income taxes                                                   245,000                  -
   Other intangibles, net of amortization                                   28,543               39,777
                                                                       -----------          -----------

                                                                         5,730,521           11,495,452
                                                                       -----------          -----------

   Rental vehicles                                                      73,180,666           80,731,269

   Less: accumulated depreciation                                        6,244,501            5,011,996
                                                                       ---------            ---------

                                                                        66,936,165           75,719,273
                                                                       -----------          -----------


   Net property and equipment                                            5,405,884            7,024,680
                                                                       -----------          -----------


           TOTAL ASSETS                                                $78,072,570          $94,239,405
                                                                       ===========          ===========





                The accompanying notes are an integral part of these
                        consolidated financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                    February 29, 1996    February 28, 1995
                                                                    -----------------    -----------------
LIABILITIES
     Cash overdraft                                                    $       -            $   952,572
     Notes payable - rental vehicles                                    68,007,223           76,694,826
     Notes payable - floor plan                                                -              1,026,837
     Notes payable - other                                                     -              1,488,123
     Accounts payable and accrued expenses                               2,305,055            2,710,143
     Vehicle self-insurance reserve                                      2,298,193            1,330,592
     Other liabilities                                                   1,990,644              642,246
     Income taxes payable                                                   50,000                  -
     Deferred income taxes                                                     -              2,175,000
                                                                       -----------          -----------

         TOTAL LIABILITIES                                              74,651,115           87,020,339
                                                                       -----------          -----------





STOCKHOLDERS' EQUITY
     Common stock - no par value; 2,000 shares authorized;
     667 shares issued and outstanding                                      66,668               66,668
     Additional paid-in capital                                            493,343              493,343
     Retained earnings                                                   2,861,444            6,659,055
                                                                       -----------          -----------

           TOTAL STOCKHOLDERS' EQUITY                                    3,421,455            7,219,066
                                                                       -----------          -----------

           TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY                                                      $78,072,570          $94,239,405
                                                                       ===========          ===========

                      ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF LOSS AND RETAINED EARNINGS
                                   FOR THE YEARS ENDED,

                                                         February 29, 1996  February 28, 1995
                                                         -----------------  -----------------
REVENUE                                                      $47,336,796     $51,426,907

DIRECT EXPENSES                                               30,038,855      28,417,172
                                                            ------------    ------------

GROSS PROFIT                                                  17,297,941      23,009,735

OPERATING EXPENSES                                            22,186,578      22,631,939
                                                            ------------    ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES AND CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE                              (4,888,637)        377,796





PROVISION (BENEFIT) FOR INCOME TAXES                          (1,879,216)         96,423
                                                            ------------    ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE      (3,009,421)        281,373



CUMULATIVE EFFECT ON PRIOR YEARS OF CHANGING TO
   DIFFERENT DEPRECIATION METHOD (LESS APPLICABLE TAXES
   OF  $215,000 - SEE NOTE 2)                                   (335,000)           --
                                                            ------------    ------------




INCOME (LOSS) FROM CONTINUING OPERATIONS                      (3,344,421)        281,373


LOSS FROM DISCONTINUED OPERATIONS (LESS APPLICABLE
   INCOME TAXES OF $180,000 IN 1996 AND $145,000 IN 1995)       (283,358)       (421,339)
                                                            ------------    ------------



NET LOSS                                                      (3,627,779)       (139,966)

RETAINED EARNINGS, BEGINNING OF YEAR                           6,659,055       6,799,021

DIVIDEND PAID TO STOCKHOLDER                                    (169,832)           --
                                                            ------------    ------------

RETAINED EARNINGS, END OF YEAR                              $  2,861,444    $  6,659,055
                                                            ============    ============

 The accompanying notes are an integral part of these consolidated financial statements.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             FOR THE YEARS ENDED,



                                                                                     February 29, 1996  February 28, 1995
                                                                                     -----------------  -----------------
INCREASE (DECREASE) IN CASH
    Cash flows from operating activities:
    Net loss                                                                            $ (3,627,779)   $   (139,966)
                                                                                        ------------    ------------

      Adjustments to reconcile net loss to net cash provided by operating activities:
           Depreciation and amortization                                                  15,491,522      14,102,116
           (Gain) loss on sale of rental vehicles and property and equipment                 136,670      (2,570,157)
           Deferred income taxes                                                          (2,420,000)        680,000
           Changes in operating assets and liabilities:
           (Increase)/decrease in:
             Trade and vehicle receivables                                                 2,274,069          97,502
             Used vehicle inventory                                                        1,392,111         363,313
             Prepaid expenses                                                                734,855        (591,718)
             Other assets                                                                     14,521         (68,874)
             Cash surrender value of officer's life insurance                                   --          (182,271)
             Refundable income taxes                                                         997,862        (997,862)
           Increase/(decrease) in:
             Cash overdraft                                                                 (952,572)        952,572
               Accounts payable, accrued expenses and other liabilities                    1,910,911        (145,223)
             Income taxes payable                                                             50,000        (349,786)
                                                                                        ------------    ------------

               TOTAL ADJUSTMENTS                                                          19,629,949      11,289,612
                                                                                        ------------    ------------

                 NET CASH PROVIDED BY OPERATING ACTIVITIES                                16,002,170      11,149,646
                                                                                        ------------    ------------


 The accompanying notes are an integral part of these consolidated financial statements.

                                                                          February 29,1996        February 28, 1995
                                                                       ----------------------   ----------------------
   Cash flows from investing activities:
       Proceeds from sale of rental vehicles                                   75,476,655               82,437,479
       Purchases of rental vehicles                                           (58,351,448)            (104,331,473)
       Purchases of property and equipment                                       (114,415)                (676,201)
                                                                                 --------                 ---------

                    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        17,010,792              (22,570,195)
                                                                               ----------              ------------

     Cash flows from financing activities:
       Proceeds from issuance of debt                                          74,548,204              107,866,534
       Payment of debt                                                       (106,738,530)             (96,582,577)
       Net payments of notes payable - floor plan                              (1,026,837)                 (35,252)
                                                                               ----------                  --------

                    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       (33,217,163)              11,248,705
                                                                              -----------               ----------

   NET DECREASE IN CASH                                                          (204,201)                (171,844)

   CASH - BEGINNING OF YEAR                                                       775,430                  947,274
                                                                                  -------                  -------

   CASH - END OF YEAR                                                        $    571,229           $      775,430
                                                                             ============           ==============

   Supplemental disclosures of cash flow information:
   Cash paid (received) during the year for:
       Interest                                                             $   5,455,298           $    5,140,244
                                                                            =============           ==============

       Income taxes                                                         $    (902,078)          $      619,071
                                                                            =============           ==============

   Non-cash investing and financing activities:

       The Company acquired vehicles under capital lease agreements totaling $30,398,220 and $7,841,772 in the years ended February 29, 1996 and February 28, 1995, respectively. The Company also disposed of vehicles, with a net book value of approximately $7,000,000 and $19,400,000, under capital lease agreements during the years ended February 29, 1996 and February 28, 1995, respectively.

       The Company distributed a non-cash dividend to its former stockholder totaling $169,832 during the year ended February 29, 1996. This dividend consisted of assets in excess of liabilities owed to the former stockholder.

                    ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS - Arizona Rent-A-Car Systems, Inc. (the Company) is engaged in the business of the daily rental of vehicles, including cars, trucks and passenger vans. The Company operates as the exclusive licensee of Budget Rent-A-Car Corporation (BRAC) for the state of Arizona. The Company is obligated to pay certain monthly fees and meet certain other requirements defined in the license agreement.

         On February 27, 1996, Team Rental Group, Inc. (TEAM) purchased all of the outstanding stock of the Company. TEAM owns and operates Budget vehicle rental franchises granted by BRAC.

         BASIS OF PRESENTATION - The consolidated financial statements include the accounts of the Company and BRAC Car Sales, Inc. , a wholly-owned subsidiary of the Company. BRAC Car Sales, Inc. ceased operations in May 1995 and their financial results have been reflected in the financial statements as discontinued operations for 1996 and 1995. All significant inter-company accounts and transactions have been eliminated.

         USE OF ESTIMATES -The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RENTAL VEHICLES - Rental vehicles are stated at cost less related discounts and are depreciated over their estimated economic lives or at rates corresponding to manufacturers' repurchase program guidelines, where applicable. Depreciation rates range from 1% to 3% per month. Management periodically reviews depreciable lives and rates based on a variety of factors including general economic conditions and estimated holding periods of the vehicles. Gains and losses upon the sale of rental vehicles are recorded as an adjustment to depreciation expense.

         PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is being provided on the straight-line and accelerated methods over the following estimated useful lives:

         Buildings                          31 years
         Equipment, furniture and fixtures  3 - 10 years
         Capital leases and leasehold
           improvements                     lesser of estimated useful lives or
                                            terms of related leases

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         GOODWILL AND OTHER INTANGIBLES - Goodwill represents the excess of purchase price over the fair value of identifiable net assets acquired and is being amortized using the straight-line method over forty years. Other intangibles represent acquisition costs of sub-franchisees allocated to franchise agreements, customer lists and other items, and are being amortized on the straight-line method over their estimated lives, ranging from five to ten years.

         VEHICLE SELF INSURANCE RESERVE - At February 29, 1996, the Company has automobile liability insurance coverage of up to $1,000,000 with a $300,000 retention per occurrence with respect to personal injury and damage claims arising from the use of its vehicles . The Company estimates and records reserves on all reported claims. The Company provides reserves on claims incurred but not reported based on actuarial estimates. The actuarially determined reserves are necessarily based on estimates, and while management believes that the amounts are adequate, the ultimate liability may be in excess of, or less than, the amounts provided. Such estimates are reviewed and evaluated in light of emerging claim experience and existing circumstances. Any changes in estimates from this review process are reflected in operations currently.

         ADVERTISING, PROMOTION AND SELLING - Advertising, promotion and selling expenses are charged to expense as incurred. The Company incurred advertising expense of $334,956 and $521,387 in 1996 and 1995, respectively.

         INCOME TAXES - Deferred income taxes are provided in amounts sufficient to give effect to timing differences between financial and tax reporting, principally related to depreciation of rental vehicles and property and equipment, self-insurance reserves and income tax credit carryforwards.


         RECLASSIFICATIONS - Certain reclassifications have been made to the 1995 consolidated statements to conform to the 1996 presentation.

NOTE 2 - CHANGE IN DEPRECIATION METHOD OF RENTAL VEHICLES

         Depreciation of rental vehicles has been computed using the number of days method for the year ended February 29, 1996. Depreciation in prior years was computed using the number of months method. The new method of depreciation was adopted to more accurately reflect the holding cost of rental vehicles. Pro-forma amounts have not been included due to immateriality.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 3 - PROPERTY AND EQUIPMENT


Property and equipment consisted of the following as of:


                                                          February 29, 1996        February 28, 1995
                                                        ----------------------   ----------------------
     Land                                                       $1,303,267               $1,303,267
     Buildings                                                   1,679,408                1,679,408
     Leasehold improvements                                      3,101,331                3,418,463
     Furniture and fixtures                                        881,205                  433,965
     Signs                                                         174,312                  201,776
     Equipment                                                   2,112,153                2,682,713
     Computer software                                             650,947                  658,193
                                                                   -------                  -------

                                                                 9,902,623               10,377,785
     Less: accumulated depreciation and amortization
                                                                 4,496,739                3,353,105
                                                                 ---------                ---------


         NET PROPERTY AND EQUIPMENT                             $5,405,884               $7,024,680
                                                                ==========               ==========

         Effective March 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires that long-lived assets and certain identifiable assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. Upon adoption of this standard, the Company reduced the useful lives for certain leasehold improvements due to changes in the business climate. This change resulted in an increase in amortization expense of approximately $720,000 for the year ended February 29, 1996. This is included in Operating Expenses in the 1996 Statements of Loss and Retained Earnings. Depreciation and amortization expense on property and equipment was $1,427,844 and $640,986 for the years ended February 29, 1996 and February 28, 1995, respectively.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 4 - NOTES PAYABLE - RENTAL VEHICLES


Following is a summary of notes payable - rental vehicles as of:

                                                          February 29, 1996        February 28, 1995
                                                        ----------------------   ----------------------
Notes payable                                                $37,477,566               $68,829,854
Capital lease obligation - TEAM                               30,472,334                       --
Capital lease obligation -  Other                                 57,323                 7,864,972
                                                             -----------               -----------

         Total                                               $68,007,223               $76,694,826
                                                             ===========               ===========

         Notes payable are short-term borrowings with various lenders. The note agreements provide for principal payments ranging from 1-1/2% to 3% of the original note balance per month, but may be accelerated upon the occurrence of certain events including the sale of vehicles. The notes bear interest on formulas based on prime or the federal reserve 30-day direct commercial paper rate. The rates ranged from 8.85% to 10.75% and 8.55% to 10.75% as of February 29, 1996 and
         February 28, 1995, respectively. The notes are secured by rental vehicles and all inventories and receivables. The Company is responsible for maintaining certain financial ratios under the terms of their loan agreements, of which certain of these ratios have not been satisfied at February 29, 1996. Waivers have been granted or the obligations subsequently satisfied for those ratios not satisfied.

         In December 1995, the Company entered into an arrangement to lease vehicles from TEAM under a capital lease. Lease payments are calculated based on TEAM's borrowing interest rate and depreciation equal to the manufacturers' depreciation rates. The Company entered into another capital lease agreement in December 1994 to acquire rental vehicles with no additional vehicle leases allowed after February 28, 1995. The Company is obligated to make monthly rental payments which are computed in a manner similar to that used in determining the principal and interest payments due under the Company's lending agreement with this lessor. The Company is accounting for both of these lease arrangements as capital leases whereby upon lease inception it records the cost of the related rental vehicles and the entire lease obligation, including the residual guarantee.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 4 - NOTES PAYABLE - RENTAL VEHICLES (Continued)


Following is a summary of vehicles under these capital leases as of:

                                                          February 29, 1996        February 28, 1995
                                                        ----------------------   ----------------------
Vehicle cost                                                   $30,435,084               $7,975,860
Less: accumulated depreciation                                     672,132                  213,818
                                                                   -------                  -------

         Net                                                   $29,762,952               $7,762,042
                                                               ===========               ==========


Interest expense on the vehicle notes payable and capital lease obligations was $5,361,313 and $5,081,542 for the years ended February 29, 1996 and February 28, 1995, respectively.


Depreciation expense for rental vehicles was approximately $13,770,000 and $13,382,000 for the years ended February 29, 1996 and February 28, 1995, respectively, including amortization for vehicles under capital leases.

NOTE  5  - NOTES PAYABLE - OTHER


Notes payable - other consisted of the following as of:

                                                        February 29, 1996       February 28, 1995
                                                        -----------------       -----------------
Mortgages on real estate properties requiring
monthly principal payments of $28,950 plus
interest at rates ranging from 9.25% to
11.75% as of February 28, 1995. this debt
was paid by TEAM in 1996 (See Note 10).                         $    --             $ 1,165,859

Loan from former stockholder requiring
interest payments of prime plus .50%. This
loan was repaid concurrent with the sale of
the Company to TEAM.                                                 --                 322,264
                                                                --------            -----------
    TOTAL NOTES PAYABLE - OTHER                                 $    --             $ 1,488,123
                                                                ========            ===========


Interest expense on the above debt was $136,131 and $145,645 for the years ended February 29, 1996 and February 28, 1995, respectively; of which $31,478 and $16,512 was related to the loan from stockholder for the years ended February 29, 1996 and February 28, 1995, respectively.

                 ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 6  - INCOME TAXES


The components of the provision (benefit) for income taxes are as follows for the years ended:

                                                        February 29, 1996       February 28, 1995
                                                        -----------------       -----------------
Current                                                    $   145,784              $   (730,000)
Deferred                                                    (2,420,000)                  681,423
                                                           -----------              ------------
    PROVISION (BENEFIT) FOR INCOME TAXES                   $(2,274,216)             $    (48,577)
                                                           ===========              ============

The deferred tax asset (liability) consisted of the following as of:

                                                        February 29, 1996       February 28, 1995
                                                        -----------------       -----------------

Net deferred tax liabilities resulting primarily
  from tax and financial reporting differences
  in recording depreciation on rental vehicles
  and property and equipment                               $(1,645,000)             $ (4,345,000)

Net deferred tax asset resulting primarily
  from nondeductible self-insurance reserves,
  bad debt allowances and deferred
  compensation                                               1,210,000                   695,000

Net deferred tax asset resulting from net
  operating loss and credit carryforwards                      680,000                 1,475,000
                                                           -----------              ------------
    NET DEFERRED TAX ASSET (LIABILITY)                     $   245,000              $ (2,175,000)
                                                           ===========              ============


As of February 29, 1996, the Company had an alternative minimum tax credit carryforward for income tax purposes of approximately $400,000, which has an indefinite carryforward period, and general business tax credit carryovers of approximately $225,000, which expire through 2001.

The income tax provisions for the years ended February 29, 1996 and February 28, 1995 do not bear the customary relationship to the federal statutory rate due to state taxes, permanent nondeductible expenses and adjustments to the estimates used in computing the income tax provision for the previous year.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 7 - FACILITY LEASE COMMITMENTS

         The Company leases the land for its major airport facility from the city of Phoenix under a noncancellable lease expiring in the year 2004. The base annual rental is $160,860 with annual increases based on changes in the Consumer Price Index.

         The Company has a license to operate as an auto rental agency in the Phoenix Sky Harbor International Airport which expires on October 31, 2000. Rents due under this agreement are the greater of 10% of gross receipts, or annual minimum rentals of $2,612,000. In addition, the Company is leasing parking space and other related facilities for $325,000 per year.

         The Company also leases facilities from former stockholders (see Note
         10).


         The Company leases additional rental locations on a month-to-month basis which call for payment of fixed amounts and contingent percentage rentals.


         Future minimum lease payments under all operating leases are as follows:

            Years Ending February 28:
            -------------------------
                       1997                                   $ 2,875,692
                       1998                                     2,910,660
                       1999                                     2,936,660
                       2000                                     2,936,660
                       2001                                     2,029,993
                    Thereafter                                    565,955
                                                              -----------
                                                              $14,255,620
                                                              -----------

         Total rent expense on all operating leases for rental locations was $3,819,189 and $3,910,171 for the years ended February 29, 1996 and February 28, 1995, respectively.

NOTE 8 - RETIREMENT PLANS

         The Company has a defined contribution employee profit sharing plan. All employees of the Company are eligible upon satisfying entrance requirements. Contributions, not to exceed 15% of qualified compensation, are at the discretion of management. The Company did not make contributions in 1996 and 1995.

                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 8 - RETIREMENT PLANS (Continued)

         The Company has also instituted a 401(k) retirement plan whereby all eligible employees may make contributions to the Plan. The Plan also provides for discretionary Company contributions. The Company made contributions of $18,307 and $29,179 during the years ended February 29, 1996 and February 28, 1995, respectively.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

         As of February 29, 1996, cash deposits in certain banks exceeded Federal Deposit Insurance Corporation insured limits by approximately $535,000.

         At February 29, 1996 and February 28, 1995, the Company has recorded approximately $650,000 and $450,000, respectively, for the potential settlement costs of various claims. It is reasonably possible that there may be a change in this estimate in the near term.

NOTE 10 - TRANSACTIONS WITH RELATED PARTIES


         Under the terms of sale of the Company's stock to TEAM, the former stockholders accepted promissory notes which are collateralized by the stock of the Company.

         The Company leases a facility from these former stockholders. This lease expires in September 2000, and requires base monthly rentals of $6,000. The Company is responsible for additional rents based on a percentage of monthly revenues in excess of those defined in the leases, as well as real estate taxes. Rent expense on this location was $302,799 and $310,744 for the years ended February 29, 1996 and February 28, 1995, respectively.

         The Company also leased facilities associated with BRAC Car Sales, Inc. from the former principal stockholder. This lease was canceled in 1995 (See Note 11). Rent expense on these locations was $136,204 and $279,306 for the years ended February 29, 1996 and February 28, 1995, respectively.

Upon acquiring the Company, TEAM satisfied the outstanding real estate notes. This payable to TEAM of $852,422 at February 29, 1996 is included in Other Liabilities on the Balance Sheets.

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                ARIZONA RENT-A-CAR SYSTEMS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995


NOTE 11 - DISCONTINUED OPERATIONS

         On May 1, 1995, BRAC Car Sales Inc. ceased operations. The Company had leased facilities associated with this operation from the former principal stockholder. These lease obligations were canceled by this stockholder in 1995. In addition, this stockholder purchased the leasehold improvements and certain other assets of BRAC Car Sales, Inc. at their net book values. The used vehicle inventories were sold and the related flooring notes were satisfied with the lenders. All other assets and liabilities of BRAC Car Sales, Inc. were assumed by the Company. Any losses incurred after the disposal date are considered to be losses from operations of the discontinued segment, and are included in the accompanying financial statements.





















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